Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

April 9, 2013

Board of Directors

Brazil Minerals, Inc.

Beverly Hills, California

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated April 4, 2013, with respect to the balance sheets of Brazil Minerals, Inc. (formerly, Flux Technologies, Corp.)  (the “Company”) as of December 31, 2012 and February 29, 2012 and the related statements of operations, stockholders’ equity, and cash flows for the periods from March 1, 2012 through December 31, 2012, December 15, 2011 (Date of Inception) through February 29, 2012 and December 15, 2011 (Date of Inception) through December 31, 2012, incorporated by reference in Form S-8 to be filed on or about April 11, 2013.  We also consent to the use of our name and the reference to us in the Experts section of the Form S-8.

Sincerely,

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC

Bingham Farms, MI